Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEROCENTURY CORP.

Pursuant to Sections 242, 245 and 303 of the

General Corporation Law of the State of Delaware

AeroCentury Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.  The name of the Corporation is AeroCentury Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 1997.

2. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 19, 1997 and a Certificate of Amendment thereto was filed with the Secretary of State of Delaware on May 6, 2008 (as so amended, the “Amended and Restated Certificate”).

2.  On March 29, 2021, the Corporation and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in accordance with the reorganization proceeding styled In re AeroCentury Cop, et al, Case No. 21-10636 (JTD).

3. This Second Amended and Restated Certificate of Incorporation restates and further amends the Amended and Restated Certificate, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, filed on July 14, 2021 [Docket No. 225], as supplemented from time to time, which was confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on August 31, 2021 [Docket No. 282], in the jointly administered chapter 11 cases captioned In re Aerocentury Corp., et al. Case No. 21-10636 (JTD).

4. Provision for amending and restating the Corporation’s Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

5.  The text of the Corporation’s Amended and Restated Certificate is amended and restated in its entirety as follows:

ARTICLE I.

Name

The name of the Corporation is AeroCentury Corp.

ARTICLE II.

Registered Office

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

Purpose

The nature of the business of the Corporation and the purposes for which it is organized are to engage in any lawful act or activity for which corporations may be organized under the DGCL

ARTICLE IV.

Capital Stock

(A) Authorized Capital Stock.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 15,000,000 shares of capital stock, consisting of (i) 13,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in this Second Amended and Restated Certificate of Incorporation or one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Second Amended and Restated Certificate of Incorporation. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

(B) Common Stock.

The voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the Common Stock, in addition to those set forth elsewhere herein, are as follows:

(1) Voting Rights. Each holder of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and to cast one vote for each outstanding share of Common Stock held by such holder on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or this Article IV, the holders of each class of the Common Stock shall vote together as a single class. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(2) Dividends and Distributions. Subject to the prior rights of the holders of all series of Preferred Stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of the assets of the Corporation legally available therefor, such dividends and other distributions as may be declared from time to time by the Board of Directors and shall share equally on a per share basis in all such dividends and other distributions.

(3) Liquidation. Subject to the prior rights of creditors of the Corporation, including without limitation the payment of expenses relating to any liquidation, dissolution or winding up of the Corporation, and the holders of all series of Preferred Stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation. Except as expressly provided in this Second Amended and Restated Certificate of Incorporation or in one or more certificates of designation with respect to series of Preferred Stock, a merger or consolidation of the Corporation with any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(C) Preferred Stock.

The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, including, without limitation, the authority to provide:

(1)  the number of shares included in such series, and the distinctive designation of that series;

(2)  the dividend rate (or method of determining such rate) on the shares of any series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)  whether any series shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(4)  whether any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(5)  whether the shares of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)  whether any series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)  the rights of the shares of any series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)  any other powers, preferences, rights, qualifications, limitations, and restrictions of any series.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series of Preferred Stock, shares of Preferred Stock, regardless of series, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series of Preferred Stock, and the Corporation shall have the right to reissue such shares.

ARTICLE V.

Board of Directors

(A) Powers of the Board of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(B) Number of Directors.

Subject to the rights of the holders of Preferred Stock, the Board of Directors shall consist of five (5) or more members, the exact number of which shall be fixed by, or in the manner provided in, the Corporation’s Bylaws.

(C) Term of Office.

Each director shall hold office until the next annual meeting of the stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. A director may resign at any time upon notice to the Corporation as provided in the Corporation’s Bylaws.

(D) No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

(E) Powers and Authority.

In addition to the powers and authority expressly conferred upon them herein or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate of Incorporation.

ARTICLE VI.

Stockholder Action

(A) Election of Directors.

Elections of directors need not be by written ballot except and to the extent provided in the Corporation’s Bylaws.

(B) Advance Notice.

Advance notice of nominations for the election of directors or proposals or other business to be considered by stockholders, which are made by any stockholder of the Corporation, shall be given in the manner and to the extent provided in the Corporation’s Bylaws.

ARTICLE VII.

Limitation of Director Liability

No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such elimination from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VII, because of amendments or modifications of the DGCL or otherwise, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the effective date of such repeal or modification.

ARTICLE VIII.

Business Combinations

The Corporation hereby elects not to be governed by Section 203 of the DGCL.

ARTICLE IX.

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend or repeal the Corporation’s Bylaws by the affirmative vote of a majority of the entire Board of Directors (assuming no vacancies on the Board of Directors). The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least a majority of the voting power of the Corporation’s issued and outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X.

Amendment of Certificate of Incorporation

The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by the DGCL; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation (as amended) are granted subject to the rights reserved in this ARTICLE X.

ARTICLE XI.

Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf on September 29, 2021.

AEROCENTURY CORP.

By:	/s/ Michael G. Magnusson
Michael G. Magnusson President

[Signature Page to Second Amended and Restated Certificate of Incorporation]